UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Sun Country Airlines Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road

Minneapolis, Minnesota

(Address of principal executive offices)

55450

(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 10, 2025, Sun Country Airlines Holdings, Inc. (the “Company”) and SCA Horus Holdings, LLC, an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the secondary public offering (the “Offering”) of an aggregate of 6,346,105 shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), sold by the Selling Stockholder. The Offering was completed on February 11, 2025. The Company did not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder in the Offering.

Also pursuant to the Underwriting Agreement, the Company purchased from the Underwriters 630,914 shares of Common Stock sold by the Selling Stockholder in the Offering, at a purchase price equal to the price at which the Underwriters purchased the shares of Common Stock from the Selling Stockholder (the “Concurrent Share Repurchase”). The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the audit committee of the Company’s board of directors and by the Company’s full board of directors. The Company used existing cash on hand to fund the Concurrent Share Repurchase.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-269023) filed with the Securities and Exchange Commission (the “SEC”) and which became effective on January 12, 2023 (the “Registration Statement”), a prospectus, dated January 12, 2023 included as part of the Registration Statement and a preliminary prospectus supplement, dated February 10, 2025 and filed with the SEC on February 10, 2025. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 incorporated herein by reference.

The shares of Common Stock sold in this Offering represented all the remaining shares owned by the Selling Stockholder. The Selling Stockholder was party to the Third Amended and Restated Stockholders Agreement, dated March 19, 2021, by and among the Company and the stockholders party thereto (the “Stockholders Agreement”), and the Registration Rights Agreement, dated March 19, 2021, by and between the Company and the holders party thereto (the “Registration Rights Agreement”), each of which provided Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”) certain governance and other rights. Apollo’s rights under the Stockholders Agreement and the Registration Rights Agreement terminated upon the closing of the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 10, 2025, among Sun Country Airlines Holdings, Inc., SCA Horus Holdings, LLC as the selling stockholder, and the underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 2025	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
	Name:	Erin Rose Neale
	Title:	Senior Vice President, General Counsel and Secretary